Exhibit 23.6

         We hereby consent to the incorporation by reference in this Registration Statement of Johnson & Johnson on Form S-4 of our opinion dated January 25, 2001, appearing as Annex 3 to the Proxy Statement/Prospectus which is a part of the Registration Statement on Form S-4 (Registration No. 333-56034) (the "Prior Registration Statement"), which is incorporated by reference in this Registration Statement, and to the description in the Prior Registration Statement of such opinion and to the references therein to our name in the section entitled "Opinion of Morgan Stanley & Co. Incorporated." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of this Registration Statement or the Prior Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             MORGAN STANLEY & CO. INCORPORATED,


                                             By:/s/ Keith Sedwick
                                                -------------------------
                                                Name:  Keith Sedwick
                                                Title: Principal

San Francisco, California
April 16, 2001